UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 5, 2021

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)
(415)
738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock	DLR	New York Stock Exchange

Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange

Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange

Series K Cumulative Redeemable Preferred Stock Series L Cumulative Redeemable Preferred Stock	DLR Pr K DLR Pr L	New York Stock Exchange New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”
Item 8.01. Other Events.
On January 5, 2021, Digital Realty announced that its operating partnership has elected to redeem the $350 million aggregate principal amount outstanding of its 2.750% Notes due 2023 (the “Notes”) on February 4, 2021 (the “Redemption Date”). The redemption price for the Notes is equal to the sum of (a) $1,047.09 per $1,000 principal amount of the Notes, or 104.709% of the aggregate principal amount of the Notes, plus (b) accrued and unpaid interest to, but excluding, the Redemption Date equal to $0.229167 per $1,000 principal amount of the Notes.
Wells Fargo Bank, National Association, as trustee for the Notes, issued a notice to registered holders of the Notes concerning the redemption. After such redemption, no Notes will remain outstanding. The foregoing does not constitute a notice of redemption with respect to the Notes.
A copy of the press release, dated January 5, 2021, announcing the redemption is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by this reference.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form
8-K
contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would”, “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: timing and consummation of the redemption of Notes; risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the redemption of Notes; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which we operate, as detailed from time to time in each of our reports filed with the SEC. There can be no assurance that the proposed transactions will be consummated on the terms described herein or at all.
The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form
10-K
for the year ended December 31, 2019, our quarterly report on Form
10-Q
for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Digital Realty dated January 5, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: January 5, 2021

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary